UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2009 (October 23, 2009)

Avago Technologies Limited

(Exact name of registrant as specified in its charter)

Singapore	001-34428	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7 Singapore 768923	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On October 28, 2009, pursuant to the Indenture, dated December 1, 2005, as amended on April 11, 2006, January 3, 2007, June 15, 2007, December 13, 2007 and February 28, 2008 (collectively, the “Indenture”), by and among Avago Technologies Finance Pte. Ltd., Avago Technologies U.S. Inc. and Avago Technologies Wireless (U.S.A.) Manufacturing Inc. (the “Issuers”), the guarantors named therein and The Bank of New York as trustee (the “Trustee”), the Issuers notified the Trustee of their election to redeem (a) the remaining $318,496,000 aggregate principal amount outstanding of their 10 1/8% Senior Notes due 2013 (the “Fixed Rate Notes”) and (b) the remaining $45,681,000 aggregate principal amount outstanding of their Senior Floating Rate Notes due 2013 (the “Floating Rate Notes” and together with the Fixed Rate Notes, the “Notes”), in each case issued pursuant to the Indenture. The redemption date for the Notes will be December 1, 2009 (the “Redemption Date”).

The Fixed Rate Notes will be redeemed at a redemption price of 105.063% of their aggregate principal amount outstanding, plus accrued and unpaid interest thereon up to, but not including, the Redemption Date, and the Floating Rate Notes will be redeemed at a redemption price of 100.000% of their aggregate principal amount outstanding, plus accrued and unpaid interest thereon up to, but not including, the Redemption Date. The Issuers will be required to pay an aggregate of approximately $350.7 million in respect of the Fixed Rate Notes and approximately $46.4 million in respect of the Floating Rate Notes on the Redemption Date.

Item 8.01.	Other Events.

On October 23, 2009, Avago Technologies Limited issued a press release announcing the redemption described under Item 2.04 above. A copy of this press release is filed herewith as Exhibit 99.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated October 23, 2009, entitled “Avago Technologies Announces Intention to Redeem Senior Fixed Rate Notes and Senior Floating Rate Notes”.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K (including the press release attached hereto as Exhibit 99.1), contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, which address our expected future business and financial performance. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. For Avago, particular uncertainties which could adversely or positively affect future results include cyclicality in the semiconductor industry or in our end markets; the recent financial crisis and its impact on our business, results of operations, and financial condition; fluctuations in interest rates; our ability to generate cash sufficient to service our debt and to fund our research and development, capital expenditures and other business needs; our increased dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our dependence on contract manufacturing and outsourced supply chain; quarterly and annual fluctuations in operating results; loss of our significant customers; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property; our competitive performance and ability to continue achieving design wins with our customers; any expenses associated with resolving customer product and warranty claims; our ability to achieve the growth prospects and synergies expected from our acquisitions; delays and challenges associated with integrating acquired companies with our existing businesses; our ability to improve our cost structure through our manufacturing outsourcing program; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Our Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) and our Quarterly Report on Form 10-Q filed with the SEC on September 3, 2009 (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 28 , 2009

Avago Technologies Limited

By:	/s/ DOUGLAS R. BETTINGER
Name:	Douglas R. Bettinger
Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated October 23, 2009, entitled “Avago Technologies Announces Intention to Redeem Senior Fixed Rate Notes and Senior Floating Rate Notes”.